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                                                                   EXHIBIT 10.77


                                     TRUMP

                                   TAJ MAHAL

                                 CASINO RESORT

                                                       January 4, 2000



Mark A. Brown
225 W. Seaview Avenue
Linwood, New Jersey 08221

        RE: Assignment and Amendment of the Employment Agreement dated March 6, 1998 between Mark A. Brown and Trump's Castle Associates ("TCA") (the "Agreement")

Dear Mr. Brown:

        This letter will confirm that the Agreement is hereby assigned to Trump Taj Mahal Associates ("TTMA") with your consent and understanding that all obligations and liabilities thereunder shall be assumed by and be the responsibility of TTMA and that TCA shall have no further liability or obligation with respect to the Agreement or arising out of your previous employment thereunder. To the extent the Agreement refers to TCA, it is understood and agreed that the Agreement shall be deemed to refer to TTMA.

        This will also confirm our agreement to amend the Agreement hereby by amending the Expiration Date to January 2, 2003. As consideration for this amendment, your annual base salary as stated in Paragraph 3A of the Agreement shall be amended as follows (i) Six Hundred thousand ($600,000.00) Dollars for the calendar year 2000, (ii) Six Hundred Fifty Thousand ($650,00.00) Dollars commencing January 1, 2001 and (iii) Seven Hundred Thousand ($700,000.00) commencing January 1, 2002. In recognition of your employment with TCA, you shall, upon commencement of your employment with TTMA, receive a bonus in the amount of One Hundred Thousand ($100,000.00) Dollars net of all applicable taxes and deductions. In addition, the Agreement is also hereby amended to provide that you shall receive a discretionary bonus based upon the profitability of Trump Taj Mahal Casino Resort.

        This Assignment shall be effective as of January 3, 2000.

        Except to the extent modified herein, you and TTMA hereby ratify the Agreement and agree that all other such terms, conditions and obligations contained therein remain in full force and effect as stated in the Agreement.


                               Very truly yours,


                               DONALD J. TRUMP
                               Chairman
                               Trump's Castle Associates
                               Trump Taj Mahal Associates


Agreed to this 3 day of January, 2000.

/s/ Mark A. Brown
------------------
Mark A. Brown